UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2006

SCIENTIGO, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-22969

Delaware	59-3562953
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

6701 Carmel Road
Suite 205
Charlotte, NC  28226
(Address and zip code of principal executive offices)

(704) 837-0500
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

On June 8, 2006, Scientigo, Inc. entered into a software license agreement with Global Directory Solutions, LLC to license certain software code and related intellectual property in order to sublicense and distribute the licensed technology either on a stand-alone basis or by combining such licensed technology with our products and solutions to develop one or more integrated products. Subject to certain defined limitations, the licenses granted to us are on an exclusive, perpetual and worldwide basis. In consideration of the licenses granted, we have agreed to pay a license fee comprised of a cash payment which will be payable in installments starting after we complete a financing in which we receive in excess of $3,000,000 and a total of 181,250 shares of our common stock. We issued a press release concerning this transaction on June 14, 2006 which is annexed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements And Exhibits

(c)       Exhibits

The following exhibits are filed or furnished herewith:

99.1         Press Release dated June 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIGO, INC.

By:	/s/ Doyal G. Bryant
Name: Doyal G. Bryant
Title: Chief Executive Officer and President
Date:June 14, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 14, 2006